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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of our report dated March 14, 2003 relating to the Combined Statement of Revenues and Certain Operating Expenses of the Acquisition Properties of Starwood Heller, LLC and Starwood Heller II, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment No. 5 to the Registration Statement.

PricewaterhouseCoopers LLP

New York, NY
June 3, 2003